UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2020

Olympic Steel, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Mill Creek Blvd. Suite 650 Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (216) 292-3800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	ZEUS	The NASDAQ Stock Market, LLC.

 Item 5.07.                  Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Olympic Steel, Inc. (the “Company”) was held on May 1, 2020. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The shareholders elected David A. Wolfort, Dirk A. Kempthorne, Idalene F. Kesner, and Richard T. Stovsky as directors of the Company to serve until the Company’s 2022 Annual Meeting of Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
David A. Wolfort	8,408,344	365,411	1,103,794
Dirk A. Kempthorne	8,638,687	135,068	1,103,794
Idalene F. Kesner	8,683,056	90,699	1,103,794
Richard T. Stovsky	8,682,431	91,324	1,103,794

Proposal 2. The shareholders approved the ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2020. The voting results were as follows:

For	Against	Abstain
9,818,823	28,859	29,867

Proposal 3. The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,121,004	1,608,385	44,366	1,103,794

Proposal 4. The shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to implement majority voting for uncontested director elections. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,747,545	17,427	8,783	1,103,794

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

	By:	/s/ Richard A. Manson
		Name:	Richard A. Manson
		Title:	Chief Financial Officer

Date: May 4, 2020